Exhibit 10.1

The realreal, inc.

2019 Equity INCENTIVE PLAN

OPTION AWARD NOTICE

[Name of Optionee]

You have been awarded an option to purchase shares of Common Stock of The RealReal, Inc., a Delaware corporation (the “Company”). The option is granted pursuant to the terms and conditions of The RealReal, Inc. 2019 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement (together with this Award Notice, the “Agreement”). Copies of the Plan and the Stock Option Agreement are attached hereto. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Option:

You have been awarded [a Nonqualified Stock Option][an Incentive Stock Option] to purchase from the Company [            ] shares of its Common Stock, par value $0.00001 per share (the “Common Stock”), subject to adjustment as provided in Section 4.2 of the Agreement.

Option Date:	[ , ]

Exercise Price:	$[ ] per share, subject to adjustment as provided in Section 4.2 of the Agreement.

Vesting Schedule:

Except as otherwise provided in the Plan, the Agreement or any other agreement between the Company or any of its Subsidiaries and you, the Option shall vest on the one-year anniversary of the Option Date with respect to 25% of the shares subject to the Option on the Option Date and in thirty-six (36) equal installments on a monthly basis thereafter if, and only if, you are, and have been, continuously (except for any absence for vacation, leave, etc. in accordance with the Company’s or its Subsidiaries’ policies): (i) employed by the Company or any of its Subsidiaries; (ii) serving as a Non-Employee Director; or (iii) providing services to the Company or any of its Subsidiaries as an advisor or consultant, in each case, from the date of this Agreement through and including the applicable vesting date.

Expiration Date:

Except to the extent earlier terminated pursuant to Section 2.2 of the Agreement or earlier exercised pursuant to Section 2.3 of the Agreement, the Option shall terminate at 5:00 p.m., U.S. Pacific time, on the ten-year anniversary of the Option Date.

.

THE REALREAL, INC.

By:
Name:
Title:

Acknowledgment, Acceptance and Agreement:

By accepting this grant on the Company’s stock plan administrator’s website, I hereby accept the Option granted to me and acknowledge and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

THE REALREAL, INC.
2019 EQUITY INCENTIVE PLAN

Stock Option Agreement

The RealReal, Inc., a Delaware corporation (the “Company”), hereby grants to the individual (“Optionee”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Option Date”), pursuant to the provisions of  The RealReal, Inc. 2019 Equity Incentive Plan (the “Plan”), an option to purchase from the Company the number of shares of the Company’s Common Stock, par value $0.00001 per share (“Common Stock”), set forth in the Award Notice at the price per share set forth in the Award Notice (the “Exercise Price”) (the “Option”), upon and subject to the terms and conditions set forth below, in the Award Notice and in the Plan. Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.Option Subject to Acceptance of Agreement. The Option shall be null and void unless Optionee shall accept this Agreement by electronically accepting this Agreement within the Optionee’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect.

2.Time and Manner of Exercise of Option.

2.1.    Maximum Term of Option. In no event may the Option be exercised, in whole or in part, after the expiration date set forth in the Award Notice (the “Expiration Date”).

2.2.    Vesting and Exercise of Option. The Option shall become vested and exercisable in accordance with the vesting schedule set forth in the Award Notice (the “Vesting Schedule”). The period of time prior to the full vesting of the Option shall be referred to herein as the “Vesting Period.” The Option shall be vested and exercisable following a termination of Optionee’s employment according to the following terms and conditions:

(a)Termination due to Death or Disability. If Optionee’s employment with the Company terminates prior to the end of the Vesting Period by reason of Optionee’s death or a termination by the Company due to Disability (as defined below), then in either such case, the Option only to the extent vested on the effective date of Optionee’s death or such termination of employment, may thereafter be exercised by Optionee or Optionee’s executor, administrator, legal representative, guardian or similar person until and including the earlier to occur of (i) the date which is one year after the date of death or termination of employment and (ii) the Expiration Date.  The unvested portion of the Option shall terminate immediately upon such death or termination of employment.

(b)Termination other than for Cause or due to death or Disability. If Optionee’s employment with the Company terminates prior to the end of the Vesting Period by reason of a termination of Optionee’s employment (i) by the Company for any reason other than for Cause (as defined below) or Disability or (ii) by the Optionee for any reason, the Option, only to the extent vested on the effective date of such termination of employment, may thereafter be exercised by Optionee until and including the earlier to occur of (i) the date which is ninety (90) days after the date of such termination of employment and (ii) the Expiration Date.   The unvested portion of the Option shall terminate immediately upon such death or termination of employment.

(c)Termination in Connection with a Change in Control.  In the event that the Company terminates Optionee’s employment without Cause or Optionee resigns for Good Reason (as defined below), in either case, prior to the expiration of the Vesting Period and on or within 12 months after the effective date of a Change in Control, 50% of the unvested Option shall remain outstanding and shall vest as of such termination of employment if the Optionee executes and does not revoke a waiver and release of claims in the form prescribed by the Company within 60 days after the date of such termination, and the Option, to the extent vested as of the Optionee’s termination of employment, may thereafter be exercised by Optionee until and including the earlier to occur of (i) the date which is one year after the date of termination of employment and (ii) the Expiration Date.   The unvested portion of the Option shall terminate immediately upon such termination of employment.

(d)Termination for Cause. If Optionee’s employment with the Company terminates by reason of the Company’s termination of Optionee’s employment for Cause, then the Option, whether or not vested, shall terminate immediately upon such termination of employment.

(e)Definitions.

(i)

Cause.  For purposes of this Option, “Cause” shall have the meaning assigned to such term in any written employment or similar agreement between the Company or any of its Subsidiaries and the Optionee in effect on the Option Date or (ii) if Optionee is not party to an employment or similar agreement in effect on the Option Date which defines “Cause,” then “Cause” shall mean: (A) Optionee’s failure to perform his assigned duties or responsibilities as an employee, director or consultant (as applicable) of the Company or its affiliates (other than a failure resulting from Optionee’s disability) after written notice thereof from the Company describing Optionee’s failure to perform such duties or responsibilities; (B) Optionee’s act, or failure to act, that was performed in bad faith and to the detriment of the Company or any of its affiliates; (C) Optionee engaging in any act of dishonesty, disloyalty to the Company or any of its affiliates, embezzlement, fraud, breach of trust or misrepresentation; (D) Optionee’s violation of any law or regulation applicable to the business of the Company or any of its affiliates; (E) Optionee’s breach of any confidentiality agreement or invention assignment agreement between Optionee and the Company (or any affiliate of the Company); or (F) Optionee’s admission or conviction of, or entering a plea of guilty or nolo contendere to, any crime or Optionee’s commission of any act of moral turpitude.  Optionee understands that nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).  The Optionee further understands that nothing contained in this Agreement limits the Optionee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”).  The Optionee further understands that neither this Agreement limits the Optionee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.

(ii)

Disability.  For purpose of this Option, “Disability” shall mean Optionee’s absence from the Optionee’s duties with the Company on a full-time basis for at least 180 consecutive days as a result of the Optionee’s incapacity due to physical or mental illness, or under such other circumstances as the Committee determines, in its sole discretion, constitute a Disability.

(iii)

Good Reason. For purposes of this Option, (i) “Good Reason” shall have the meaning assigned to such term in any written employment or similar agreement between the Company or any of its Subsidiaries and the Optionee in effect on the Option Date or (ii) if Optionee is not party to an employment or similar agreement in effect on the Grant Date which defines “Good Reason,” then “Good Reason” shall mean Optionee's voluntary termination as an employee, director or consultant of the Company or its affiliates within 60 days after (A) a requirement by the Company or an affiliate of the Company that Optionee relocate or commute to a location more than 50 miles away from Optionee's work location as of the Option Date, unless Optionee has consented in writing to such requirement, (B) a material reduction by the Company in Optionee's base salary (other than a reduction in connection with substantially proportionate reductions to the base salary of substantially all other executives of the Company), unless Optionee has consented in writing to such reduction, or (C) a material diminution in Optionee's duties and responsibilities inconsistent with Optionee's position with the Company and Optionee's duties and responsibilities immediately prior to such material diminution (but excluding transfers of duties and responsibilities to one or more employees as a result of the Company's natural growth, and excluding further any material diminution in Optionee's duties and responsibilities as a result of a corporate transaction, so long as Optionee has substantially similar duties and responsibilities in a division, subsidiary or other entity that is substantially similar in size to the division, subsidiary or other entity over which Optionee had authority and responsibility prior to the relevant corporate transaction), unless Optionee has consented in writing to such diminution; provided, however, that the Company shall have a 30-day period to cure any such Good Reason event and, if cured, the Optionee shall not be eligible to terminate Optionee’s employment due to such Good Reason event.

2.3.    Method of Exercise. Subject to the limitations set forth in this Agreement, the Option, to the extent vested, may be exercised by Optionee (a) by delivering to the Company an exercise notice in the form prescribed by the Company specifying the number of whole shares of Common Stock to be purchased and by accompanying such notice with payment therefor in full (or by arranging for such payment to the Company’s satisfaction), and (b) by executing such documents as the Company may reasonably request.   The Optionee shall satisfy the payment of the aggregate purchase price payable pursuant to the exercise of the Option by the Company withholding from the shares of Common Stock otherwise to be delivered to the Optionee pursuant to the Option a whole number of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise.  Notwithstanding the foregoing, the Optionee may elect, in Optionee’s sole discretion, to satisfy the purchase price payable by reason of exercise (i) in cash, (ii) by delivery to the Company (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iii) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom Optionee has submitted an irrevocable notice of exercise or (iv) by a combination of (i) and (ii).  No share of Common Stock or certificate representing a share of Common Stock shall be issued or delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 4.1, have been paid.

2.4.    Termination of Option. In no event may the Option be exercised after it terminates as set forth in this Section 2.4. The Option shall terminate, to the extent not earlier terminated pursuant to Section 2.2 or exercised pursuant to Section 2.3, on the Expiration Date. Upon the termination of the Option, the Option and all rights hereunder shall immediately become null and void.

3.Transfer Restrictions and Investment Representations.

3.1.    Nontransferability of Option. The Option may not be transferred by Optionee other than by will or the laws of descent and distribution or pursuant to the designation of one or more beneficiaries on the form prescribed by the Company. Except to the extent permitted by the foregoing sentence, (i) during Optionee’s lifetime the Option is exercisable only by Optionee or Optionee’s legal representative, guardian or similar person and (ii) the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

3.2.    Investment Representation. Optionee hereby represents and covenants that (a) any shares of Common Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, Optionee shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of any purchase of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to any exercise of the Option, Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.

4.Additional Terms and Conditions.

4.1.    Withholding Taxes.

(a)As a condition precedent to the issuance of Common Stock following the exercise of the Option, Optionee shall, upon request by the Company, pay to the Company in addition to the purchase price of the shares, such amount as the Company determines is required, under all applicable federal, state, local or other laws or regulations, to be withheld and paid over as income or other withholding taxes (the “Required Tax Payments”) with respect to such exercise of the Option. If Optionee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to Optionee.

(b)Optionee shall satisfy his or her obligation to advance the Required Tax Payments by the Company withholding whole shares of Common Stock which would otherwise be delivered to Optionee upon exercise of the Option having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments.  Notwithstanding the foregoing, the Optionee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (i) a cash payment to the Company; (ii)  delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments; (iii) except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom Optionee has submitted an irrevocable notice of exercise or (iv) any combination of (i) and (ii). Shares to be delivered to the Company or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments (or such greater withholding amount to the extent permitted by applicable withholding rules and accounting rules without resulting in variable accounting treatment).  Any fraction of a share which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Optionee.   No share of Common Stock or certificate representing a share of Common Stock shall be issued or delivered until the Required Tax Payments have been satisfied in full.

4.2.    Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities subject to the Option and the Exercise Price shall be equitably adjusted by the Committee, such adjustment to be made in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of participants. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

4.3.    Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or issuance of shares hereunder, the Option may not be exercised, in whole or in part, and such shares may not be issued, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

4.4.    Issuance or Delivery of Shares. Upon the exercise of the Option, in whole or in part, the Company shall issue or deliver, subject to the conditions of this Agreement, the number of shares of Common Stock purchased against full payment therefor. Such issuance shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance, except as otherwise provided in Section 4.1.

4.5.    Option Confers No Rights as Stockholder. Optionee shall not be entitled to any privileges of ownership with respect to shares of Common Stock subject to the Option unless and until such shares are purchased and issued upon the exercise of the Option, in whole or in part, and Optionee becomes a stockholder of record with respect to such issued shares. Optionee shall not be considered a stockholder of the Company with respect to any such shares not so purchased and issued.

4.6.    Option Confers No Rights to Continued Employment. In no event shall the granting of the Option or its acceptance by Optionee, or any provision of this Agreement or the Plan, give or be deemed to give Optionee any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time.

4.7.    Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

4.8.    Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.

4.9.    Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to The RealReal, Inc., Attn: Stock Plan Administrator, 55 Francisco Street, Suite 600, San Francisco, California 94133, and if to Optionee, to the last known mailing address of Optionee contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

4.10.    Governing Law. This Agreement, the Option and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

4.11.    Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Optionee hereby acknowledges receipt of a copy of the Plan.

4.12.    Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee.

4.13.    Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

4.14.    Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Optionee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

4.15.    Counterparts. The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

4.16  Tax Matters.  The Award Notice shall designate whether this Option is intended to qualify as an “incentive stock option” under Section 422 of the Code.  Notwithstanding anything in the Award Notice to the contrary, the Option will not qualify as an “incentive stock option,” among other events, (i) if the Optionee disposes of the shares of Common Stock acquired pursuant to the Option at any time during the two year period following the date of this Agreement or the one year period following the date on which the Option is exercised; (ii) except in the event of the Participant’s death or disability (as defined in Section 22(e)(3) of the Code), if the Optionee is not employed by the Company at all times during the period beginning on the date of this Agreement and ending on the day three months before the date of exercise of the Option; or (iii) to the extent the aggregate fair market value (determined as of the time the Option is granted) of the shares of Common Stock subject to “incentive stock options” which become exercisable for the first time in any calendar year exceeds $100,000.  To the extent that the Option does not qualify as an “incentive stock option,” it shall not affect the validity of the Option and shall constitute a separate non-qualified stock option.